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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: JULY 26, 2004



                                 HYDRIL COMPANY
             (Exact name of registrant as specified in its charter)




         DELAWARE                       000-31579                 95-2777268
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



          3300 SAM HOUSTON PARKWAY EAST
                 HOUSTON, TEXAS                         77032-3411
     (Address of principal executive offi               (Zip Code)



       Registrant's telephone number, including area code: (281) 449-2000


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)    Exhibits

                  99.1    News release issued by Hydril Company
                          dated July 26, 2004.

ITEM 12.   RESULTS OF OPERATION AND FINANCIAL CONDITION

           Our news release dated July 26, 2004 concerning second quarter 2004 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.

           The news release contains a measure (discussed below) which may be deemed a "non-GAAP financial measure" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the news release.

           In the attached release, we discuss the percentage increase in net income for the second quarter of 2004 as compared to the first quarter of 2004, both on a GAAP basis and as adjusted to exclude an income tax credit (net of related expenses) recorded in the first quarter of 2004. This information is provided because management believes that the tax credit is an unusual item unrelated to the operational performance of the Company for the first quarter of 2004 and, accordingly, that providing the percentage increase in net income excluding this item will help investors better compare the results between the first and second quarters of 2004.

           All of the information furnished in Item 12 and the accompanying exhibit will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HYDRIL COMPANY




Date:  July 26, 2004                     By:    /s/ Chris D. North
                                            ----------------------------------
                                                    Chris D. North
                                              Acting Chief Financial Officer
                                            (Authorized officer and principal
                                            accounting and financial officer)


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